Exhibit 99.1

ZAGG INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value)

(Unaudited)

	September 30,	December 31,
	2015	2014

ASSETS

Current assets
Cash and cash equivalents	$14,957	$9,461
Accounts receivable, net of allowances of $888 in 2015 and $1,910 in 2014	53,071	75,729
Inventories	45,352	48,378
Prepaid expenses and other current assets	3,162	2,681
Deferred income tax assets	10,774	10,774

Total current assets	127,316	147,023

Property and equipment, net of accumulated depreciation at $9,737 in 2015 and $7,659 in 2014	6,987	7,300

Intangible assets, net of accumulated amortization at $39,720 in 2015 and $33,242 in 2014	24,930	31,408

Deferred income tax assets	15,203	14,290

Note receivable	-	801

Other assets	1,502	457

Total assets	$175,938	$201,279

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$37,681	$49,379
Income taxes payable	76	6,464
Accrued liabilities	5,280	6,910
Accrued wages and wage related expenses	2,176	2,600
Deferred revenue	21	179
Sales returns liability	5,176	8,674

Total current liabilities	50,410	74,206

Total liabilities	50,410	74,206

Stockholders' equity
Common stock, $0.001 par value; 100,000 shares authorized; 33,117 and 32,686 shares issued in 2015 and 2014, respectively	33	33
Additional paid-in capital	87,549	85,154
Accumulated other comprehensive loss	(1,232)	(895)
Note receivable collateralized by stock	-	(348)
Treasury stock, 5,535 and 3,569 common shares in 2015 and 2014 respectively, at cost	(34,158)	(19,576)
Retained earnings	73,336	62,705

Total stockholders' equity	125,528	127,073

Total liabilities and stockholders' equity	$175,938	$201,279

ZAGG INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014

Net sales	$66,774	$60,013	$190,679	$159,170
Cost of sales	41,903	50,849	117,894	115,441

Gross profit	24,871	9,164	72,785	43,729

Operating expenses:
Advertising and marketing	2,759	1,377	7,450	4,763
Selling, general and administrative	13,750	11,971	41,014	34,776
Amortization of definite-lived intangibles	2,134	2,427	6,403	7,282

Total operating expenses	18,643	15,775	54,867	46,821

Income (loss) from operations	6,228	(6,611)	17,918	(3,092)

Other income (expense):
Interest expense	(26)	(40)	(79)	(124)
Other income and (expense)	(76)	90	(53)	204

Total other income (expense)	(102)	50	(132)	80

Income (loss) before provision for income taxes	6,126	(6,561)	17,786	(3,012)

Income tax (provision) benefit	(2,387)	2,242	(7,155)	473

Net income (loss)	$3,739	$(4,319)	$10,631	$(2,539)

Earnings (loss) per share:

Basic earnings (loss) per share	$0.13	$(0.14)	$0.36	$(0.08)

Diluted earnings (loss) per share	$0.13	$(0.14)	$0.36	$(0.08)

ZAGG INC AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP

(Unaudited)

Unaudited Supplemental Data

The following are not financial measures under generally accepted accounting principals (GAAP). In addition, they should not be construed as alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as a measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

Adjusted EBITDA Reconciliation	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014

Net income (loss) in accordance with GAAP	$3,739	$(4,319)	$10,631	$(2,539)

Adjustments:

a. Stock based compensation expense	898	506	2,708	1,677
b. Depreciation and amortization	3,455	3,123	9,551	9,195
c. Recovery of reserves on note receivable	(639)	-	(639)	-
d. Other (income) expense	102	(50)	132	(80)
e. Provision for income taxes	2,387	(2,242)	7,155	(473)

Adjusted EBITDA	$9,942	$(2,982)	$29,538	$7,780

3